Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports Third Fiscal Quarter Results

Sunnyvale, CA (January 20, 2009) - Supertex, Inc. (NASDAQ GS: SUPX) today reported financial results for the third fiscal quarter ended December 27, 2008. Net sales for the third fiscal quarter were $17,596,000, a 25% decrease compared to the prior quarter of $23,453,000 and a 13% decrease compared to $20,147,000 for the same quarter last year. On a GAAP basis, net income in the third fiscal quarter was $2,612,000 or $0.20 per diluted share, as compared with $4,549,000 or $0.35 per diluted share in the prior fiscal quarter, and $3,677,000 or $0.26 per diluted share in the same quarter of the prior fiscal year.

For the first nine months ended December 27, 2008, net sales were $63,800,000 compared to $62,938,000 for the same period of the prior fiscal year, and on a GAAP basis, net income was $11,601,000, or $0.90 per diluted share, as compared with $12,651,000, or $0.91 per diluted share, in the same period of the prior fiscal year.

Non-GAAP earnings per diluted share for the third fiscal quarter were $0.25, excluding pre-tax employee stock-based compensation of $695,000, compared with $0.40 in the prior quarter, excluding pre-tax employee stock-based compensation of $676,000, and $0.30 in the same quarter of the prior fiscal year, excluding pre-tax employee stock-based compensation of $535,000. For the nine months ended December 27, 2008, non-GAAP net income per diluted share was $1.05, excluding pre-tax employee stock-based compensation of $2,039,000, as compared to $1.02 for the same period of the prior fiscal year, excluding pre-tax employee stock-based compensation of $1,695,000.

“The weak global economy negatively affected nearly all of our target markets beginning in the latter half of our third fiscal quarter,” stated Dr. Henry C. Pao, President and CEO. “The only area we are currently seeing strength in is LED driver ICs for backlighting LCD TVs, which grew 23% from the prior quarter. Sales of our medical electronics products were sequentially down by 24% in part due to typical seasonal decline in our third fiscal quarter, and our EL inverter ICs for cell phones declined as expected due to product transitions, one of our customers losing market share, and poor market conditions. Our telecom and industrial sales were sequentially lower by 42% and 21%, respectively. While customer orders remain soft through at least our March quarter, we are pleased to see reduced inventories of our products at distributors.”

Dr. Pao added, “At this juncture, we expect sales for our fourth fiscal quarter may be down 10-15% sequentially, primarily because of continued global end market softness. We remain confident, however, that our recent design wins at our medical electronics customers and the many design wins of our LED drivers going to production for backlighting LCD TVs, as seen at the recent CES show in Las Vegas, along with our portfolio of existing products in our other target markets, will drive our sales growth when the economy recovers, hopefully in the second half of 2009.”

Dr. Pao further commented, “Despite the reduced net sales, we continue to manage the business with solid profitability and positive cash flow. Gross margin was 54%, down from 57% in the prior fiscal quarter, primarily due to lower sales, partially offset by lower costs through tight cost controls.  Operating expense reduced sequentially by $1,078,000, primarily due to a decline in valuation of our Supplemental Employee Retirement Plan, which was offset by a corresponding increase in Other Expense. Interest income was slightly higher due to higher cash investments. Our tax rate was 5% compared to 28% in the prior quarter, primarily due to reinstatement of Federal R&D Tax Credits and statute of limitations expiration on several uncertain tax positions. Our cash, cash equivalents, and short term investments grew $5,848,000, including $950,000 reclassification from long term investments due to one of our auction rate securities (ARS) partially refinancing at par. For our long term investments, which are all AAA rated ARS, we have recorded additional decline in the fair value of $4,050,000 due to their current illiquid market and the recent low bond rates. We consider the decline in fair value to be temporary and therefore have recorded it through accumulated other comprehensive loss in shareholders’ equity and not as a charge to the income statement.”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Examples of forward-looking statements include statements concerning our expected 10-15% sales decline in the fourth fiscal quarter primarily because of continued global end market softness; our recent design wins at our medical electronics customers and the many design wins of our LED drivers going to production for backlighting LCD TVs, along with our portfolio of existing products in our other target markets, will drive our sales growth when the economy recovers, hopefully in the second half of 2009; and our anticipation that the illiquidity in the ARS market and the decline in fair value of our ARS are temporary.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether the softness in the global end markets in the fourth quarter of fiscal 2009 is worse than we expect; whether the economy recovers in the second half of 2009; whether the markets in which our customers participate recover if and when the economy recovers; whether there are structural issues in the market for ARS which impede liquidity on a longer term basis; whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog; whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products; whether our devices perform to their design specification; whether competitors introduce devices at lower prices than our devices causing price erosion; whether we are successful in our engineering recruiting and R&D efforts; and whether we encounter production issues in device manufacturing or moving new products from engineering into production, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PST (5:30 p.m. EST) on January 20, 2009, following the earnings release.  President and CEO, Dr. Henry C. Pao, VP, Marketing, Ahmed Masood and VP, Finance & CFO, Phil Kagel, will present an overview of the third fiscal quarter financial results, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-862-9098 (domestic) or 785-424-1051 (toll, international) before the scheduled start time and using “Supertex” as conference ID. A recorded replay will be available for 31 days immediately following the conference call until 11:59 P.M. EST, February 20, 2009 at 800-839-5634 (domestic) and 402-220-2560 (toll, international).

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the telecommunication, networking systems, flat panel display, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enable them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include pre-tax employee stock-based compensation determined in accordance with SFAS 123R, Accounting for Stock-Based Compensation.  Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are other equity compensation and are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)
	December 27, 2008	March 29, 2008
	(in thousands)
ASSETS
Cash and cash equivalents	$50,755	$17,902
Short term investments	5,930	6,827
Accounts receivable, net	9,698	13,197
Inventories, net	17,361	17,036
Deferred income taxes	9,401	9,401
Prepaid expenses and other current assets	1,294	3,647
Total current assets	94,439	68,010
Long term investments, net	79,000	96,531
Property, plant and equipment, net	9,242	9,916
Other assets	374	373
Deferred income taxes	6,112	2,521
TOTAL ASSETS	$189,167	$177,351

LIABILITIES
Trade accounts payable	$2,467	$3,280
Accrued salaries, wages and employee benefits	10,681	12,146
Other accrued liabilities	1,431	1,741
Deferred revenue	4,778	4,349
Total current liabilities	19,357	21,516
Income taxes payable, noncurrent	4,181	3,960
Total liabilities	23,538	25,476

SHAREHOLDERS' EQUITY
Common stock	58,817	54,968
Accumulated other comprehensive loss	(5,765)	(4,069)
Retained earnings	112,577	100,976
Total shareholders' equity	165,629	151,875
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$189,167	$177,351

Supplemental Balance Sheet Data:
Cash and cash equivalents	$50,755	$17,902
Short term investments	5,930	6,827
Long term investments:
Available-for-sale auction rate securities at par	88,450	100,600
	145,135	125,329
Net unrealized loss of available-for-sale auction rate securities	(9,450)	(4,069)
Total cash and cash equivalents and investments, net	$135,685	$121,260

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)
	Three Months Ended		Nine Months Ended
	(in thousands, except per share amounts)
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Net sales	$17,596	$20,147	$63,800	$62,938
Cost of sales(1)	8,076	8,915	28,240	26,011
Gross profit	9,520	11,232	35,560	36,927
Research and development(1)	3,467	3,358	11,306	10,981
Selling, general and administrative(1)	3,157	3,888	10,853	11,726
Income from operations	2,896	3,986	13,401	14,220
Interest and other income (expense), net	(144)	1,332	1,545	4,426
Income before income taxes	2,752	5,318	14,946	18,646
Provision for income taxes	140	1,641	3,345	5,995
Net income	$2,612	$3,677	$11,601	$12,651
Net income per share:
Basic	$0.20	$0.27	$0.90	$0.92
Diluted	$0.20	$0.26	$0.90	$0.91
Shares used in per share computation:
Basic	12,854	13,685	12,824	13,700
Diluted	12,925	13,912	12,923	13,929

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$157	$127	$402	$401
Research and development	$279	$198	$898	$663
Selling, general and administrative	$259	$210	$739	$631

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)
	Three Months Ended		Nine Months Ended
	(in thousands, except per share amounts)
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
GAAP net income	$2,612	$3,677	$11,601	$12,651
Adjustment for stock-based compensation included in:
Cost of sales	157	127	402	401
Research and development	279	198	898	663
Selling, general and administrative	259	210	739	631
Subtotal	695	535	2,039	1,695
Tax effect of stock-based compensation	(22)	(96)	(66)	(200)
Non-GAAP net income excluding employee stock-based compensation	$3,285	$4,116	$13,574	$14,146

Non-GAAP net income per share:
Basic	$0.26	$0.30	$1.06	$1.03
Diluted	$0.25	$0.30	$1.05	$1.02
Shares used in per share computation:
Basic	12,854	13,685	12,824	13,700
Diluted	12,925	13,912	12,923	13,929

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)
	Three Months Ended		Nine Months Ended
	(in thousands, except per share amounts)
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Shares used in per share computation:
Diluted	12,925	13,912	12,923	13,929

DILUTED:
GAAP net income per share	$0.20	$0.26	$0.90	$0.91
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.01	0.03	0.03
Research and development	0.02	0.02	0.07	0.05
Selling, general and administrative	0.02	0.02	0.06	0.04
Provision for income taxes	(0.00)	(0.01)	(0.01)	(0.01)
Non-GAAP net income per share excluding employee stock-based compensation	$0.25	$0.30	$1.05	$1.02